As filed with the U.S. Securities and Exchange Commission on October 6, 2021

Registration No. 333-259770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blockchain Moon Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-1839124
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4651 Salisbury Road, Suite 400,

Jacksonville FL, 32256

Telephone: (424) 262-6097
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Enzo A. Villani

Chief Executive Officer

4651 Salisbury Road, Suite 400,

Jacksonville FL, 32256

Telephone: (424) 262-6097

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, one Redeemable Warrant to acquire one-half (1/2) of one share of Common Stock, and one Right to receive one-tenth share of Common Stock	11,500,000	$10.00	$115,000,000	$12,547
Shares of Common Stock, $0.001 par value, included as part of the Units (4)	11,500,000	—	—	—	(3)
Redeemable warrants included as part of the Units (4)	11,500,000	11.50	—
Rights included as part of the Units (4)	11,500,000	—	—	—	(3)
Shares of Common Stock underlying the Rights included as part of the Units	1,150,000	10.00	11,500,000	1,255
Representative’s Unit Purchase Option (“UPO”)	1	100.00	100.00	0.01
Units underlying the UPO	550,000	11.50	6,325,000	690.06
Shares of common stock underlying the UPO	550,000	—	—	—	(3)
Redeemable warrants included as part of the Units underlying the UPO (4)	275,000	11.50	—
Rights included as part of the UPO	550,000	—	—	—	(3)
Shares of common stock underlying Rights included as part of the UPO	55,000	10.00	550,000	60.01	(3)
Total			$133,375,100	$14,552.08	(5)

(1)	Includes Units and shares of Common Stock, redeemable Warrants and Rights underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-division, share dividends or similar transactions.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-259770) of Blockchain Moon Acquisition Corp. (Registration Statement) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Rights Certificate*
4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant*.
4.5	Form of Unit Purchase Option between the Registrant and Chardan Capital Markets, LLC*
4.6	Specimen Warrant Certificate*
4.7	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*.
5.1**	Opinion of Loeb & Loeb LLP, counsel to the Registrant.
10.1	Form of Insider Letter Agreement among the Registrant, its officers and directors and sponsor*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Insiders.*
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.*
10.5	Form of Private Placement Units Subscription Agreement between the Registrant and Jupiter Sponsor LLC.*
10.6	Form of Indemnity Agreement.*
10.7	Form of Administrative Support Agreement between the Registrant and Jupiter Sponsor LLC.*
10.8	Promissory Note dated March 1, 2021 made by Registrant to Jupiter Sponsor LLC.*
10.9	Subscription Agreement dated February 3, 2021 between the Registrant and Jupiter Sponsor LLC.*
14	Form of Code of Ethics.*
23.1	Consent of BDO, LLP*
23.2**	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement)*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of James Haft*
99.4	Consent of John Jacobs*
99.5	Consent of David Shafrir*
99.6	Consent of Michael Terpin*

*	Previously filed.
**	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on October 6, 2021.

Blockchain Moon Acquisition Corp.

By:	/s/ Enzo A. Villani
Name: Enzo A. Villani
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 6, 2021.

Name	Position
/s/ Enzo A. Villani	Chairman of the Board of Directors and Chief Executive Officer
Enzo A. Villani	(Principal Executive Officer)
/s/ Wes Levitt	Chief Financial Officer and a Director
Wes Levitt	(Principal Financial and Accounting Officer)